Exhibit 21 — List of Subsidiaries & Affiliates
The following are subsidiaries and affiliated companies of Eli Lilly and Company at December 31, 2024.
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

Akouos Securities Corporation	Massachusetts
Akouos, Inc.	Delaware
Alnara Pharmaceuticals, Inc.	Delaware
Andean Technical Operations Center	Peru
Aparito Espanya S.L.	Spain
Aparito LLC	Delaware
Aparito, Ltd.	United Kingdom
ARMO Biosciences, Inc.	Delaware
Avid Radiopharmaceuticals, Inc.	Delaware
Balance Pharmacy Services, LLC	Delaware
CoLucid Pharmaceuticals, Inc.	Delaware
Compania Farmaceutica Eli Lilly de Centro America S.A.	Guatemala
Dermira, Inc.	Delaware
DICE Alpha, Inc.	Delaware
DICE Molecules SV, Inc.	Delaware
DICE Therapeutics, Inc.	Delaware
Disarm Therapeutics, Inc.	Delaware
Dista Ilac Ticaret Limited Sirketi	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
Elanco Animal Health Ireland Limited	Ireland
ELCO Dominicana S.R.L.	Dominican Republic
ELCO for Trade and Marketing, S.A.E.	Egypt
ELCO Insurance Company Limited	Bermuda
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia and Herzegovina

State or Jurisdiction of Incorporation or Organization

Eli Lilly Bienes y Servicios S. de R.L. de C.V.	Mexico
Eli Lilly Canada Inc.	Canada
Eli Lilly Clinical Diagnostics Laboratory LLC	Indiana
Eli Lilly Cork Limited	Ireland
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Costa Rica, S.R.L.	Costa Rica
Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Egypt, for Trading	Egypt
Eli Lilly European Clinical Trial Services S.A.	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria
Eli Lilly Group Limited	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly Ireland Holdings Limited	Ireland
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Kinsale Limited	Ireland
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp. z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania S.R.L.	Romania
Eli Lilly S.A.	Switzerland
Eli Lilly Saudi Arabia Limited	Saudi Arabia
Eli Lilly Services India Private Limited	India
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Sweden AB	Sweden
Eli Lilly Vostok S.A.	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Emergence Therapeutics France SAS	France
Emergence Therapeutics GmbH	Germany
Epitopia ApS	Denmark
Glycostasis, Inc.	Delaware
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
IASO ApS	Denmark
ICOS Corporation	Washington

State or Jurisdiction of Incorporation or Organization

ImClone LLC	Delaware
ImClone Systems Holdings, Inc.	Delaware
ImClone Systems LLC	Delaware
Immunitrack ApS	Denmark
Irisfarma S.A.	Spain
Isopro Holdings LLC	Delaware
LDH I Corporation	Delaware
LDH II Corporation	Delaware
LDH III Corporation	Delaware
LDH IV Corporation	Delaware
LDH V 2023 Corporation	Delaware
LDH VI Corporation	Delaware
Lilly (Shanghai) Management Co., Ltd.	China
Lilly Asia Ventures Fund I, L.P.	Cayman Islands
Lilly Asia Ventures Fund II, L.P.	Cayman Islands
Lilly Asian Ventures Fund III, L.P.	Cayman Islands
Lilly Cayman Holdings	Cayman Islands
Lilly Centre for Clinical Pharmacology PTE. LTD.	Singapore
Lilly China Research and Development Co., Ltd	China
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Nederland Holdings B.V.	Netherlands
Lilly Global Services, Inc.	Indiana
Lilly Holding GmbH	Germany
Lilly Holdings B.V.	Netherlands
Lilly Hungaria KFT	Hungary
Lilly Ilac Ticaret Limited Sirketi	Turkey
Lilly Japan Financing G.K.	Japan
Lilly Korea Ltd.	Korea
Lilly Lebanon Advanced Therapies LLC	Indiana
Lilly Nederland Finance B.V.	Netherlands
Lilly Nederland Holding B.V.	Netherlands
Lilly Pharma Ltd.	Russia
Lilly Portugal - Produtos Farmaceuticos, Lda.	Portugal
Lilly S.A.	Spain
Lilly Suzhou Pharmaceutical Co. Ltd.	China
Lilly Trading Co. LTD	China
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
Loxo Oncology, Inc.	Delaware
Mablink Bioscience S.A.S.	France
Manet Holdings LLC	Delaware
Morphic Holding, Inc.	Delaware
Morphic Security Corporation	Massachusetts

State or Jurisdiction of Incorporation or Organization

Morphic Therapeutic UK Ltd.	United Kingdom
Morphic Therapeutic, Inc.	Delaware
NexPharm Parent Holdco, LLC	Delaware
OY Eli Lilly Finland AB	Finland
Petra Pharma Corporation	Delaware
Pharmaserve-Lilly S.A.C.I.	Greece
Point Biopharma Corp.	Canada
Point Biopharma Global Inc.	Delaware
Point Biopharma Inc.	Delaware
Point Biopharma USA Inc.	Delaware
Prevail Therapeutics Inc.	Delaware
Protomer Technologies, Inc.	Delaware
SGX Pharmaceuticals, Inc.	Delaware
Sigilon Securities Corporation	Massachusetts
Sigilon Therapeutics Inc.	Delaware
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Valquifarma, S.A.	Spain
Versanis Bio Australia PTY LTD	Australia
Versanis Bio, Inc.	Delaware
Vitalfarma - Produtos Farmaceuticos, Lda.	Portugal
West 78th Street, LLC	Indiana